UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO.1 TO

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 26, 2023

GD Culture Group Limited

(Exact name of Company as specified in charter)

Nevada	001-37513	47-3709051
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
22F - 810 Seventh Avenue, New York, NY 10019

(Address of Principal Executive Offices) (Zip code)

+1-347-2590292

(Company’s Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	GDC	Nasdaq Capital Market

Explanatory Note

On September 26, 2023, GD Culture Group Limited (the “Company”) filed with the United States Securities and Exchange Commission a Current Report on Form 8-K (the “8-K Report”) reporting the termination of certain VIE agreements between Shanghai Highlight Entertainment Co., Ltd., an indirect subsidiary of the Company (“Highlight WFOE”), Shanghai Highlight Media Co., Ltd., a PRC company (“Highlight Media”), and the shareholders of Shanghai Highlight (the “Highlight Media Shareholders”) on September 26, 2023. As a result of such termination, the Company will no longer treat Highlight Media as a consolidated affiliated entity or consolidate the financial results and balance sheet of Highlight Media in the Company’s consolidated financial statements under U.S. GAAP.

This Amendment is being filed to file the unaudited Pro Forma Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) of the Company for the six months ended June 30, 2023 and 2022 and the unaudited Pro Forma Condensed Consolidated Balance Sheets of the Company as of June 30, 2023 required by Item 9.01 of Form 8-K, and this Amendment should be read in conjunction with the 8-K Report.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information.

(d) Exhibits.

Exhibit No.	Description
99.1	Unaudited pro forma condensed consolidated financial statements of the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GD CULTURE GROUP LIMITED

Date: September 29, 2023	By:	/s/ Xiao Jian Wang
	Name:	Xiao Jian Wang
	Title:	Chief Executive Officer, President and Chairman of the Board

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